UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

Jabil Circuit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State of jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 577-9749

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 26, 2017, the Company held its Annual Meeting of Stockholders. As of the record date of November 30, 2016, 183,102,940 shares of the Company’s Common Stock were outstanding and entitled to vote. Of this amount, 169,478,080 shares, representing approximately 92.56% of the total number of eligible voting shares, were represented in person or by proxy constituting a quorum. Set forth below are the voting results from the proposals presented for a stockholder vote at such meeting, each of which received a sufficient number of votes to pass.

The following tables set forth the votes cast with respect to each of these matters:

1. To elect nine directors to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified:

	FOR	WITHHOLD	NON VOTES
Anousheh Ansari	153,100,795	1,106,567	15,270,718
Martha F. Brooks	152,940,493	1,266,869	15,270,718
Timothy L. Main	151,227,303	2,980,059	15,270,718
Mark T. Mondello	152,443,331	1,764,031	15,270,718
Frank A. Newman	151,488,731	2,718,631	15,270,718
John C. Plant	153,018,200	1,189,162	15,270,718
Steven A. Raymund	151,315,304	2,892,058	15,270,718
Thomas A. Sansone	145,156,533	9,050,829	15,270,718
David M. Stout	152,783,169	1,424,193	15,270,718

2. To ratify the appointment of Ernst & Young LLP as Jabil’s independent registered public accounting firm for the fiscal year ending August 31, 2017:

FOR	AGAINST	ABSTAIN	NON VOTES
168,678,356	499,842	299,882	0

3. To approve (on an advisory basis) Jabil’s executive compensation:

FOR	AGAINST	ABSTAIN	NON VOTES
151,546,967	2,269,822	390,573	15,270,718

4. To approve an amendment to increase the size of the Jabil Circuit, Inc. 2011 Stock Award and Incentive Plan by 4,950,000 shares:

FOR	AGAINST	ABSTAIN	NON VOTES
143,134,222	10,866,965	206,175	15,270,718

5. To approve an amendment to increase the size of the Jabil Circuit, Inc. 2011 Employee Stock Purchase Plan by 6,000,000 shares:

FOR	AGAINST	ABSTAIN	NON VOTES
152,682,676	685,121	839,565	15,270,718

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL CIRCUIT, INC. (Registrant)

January 30, 2017

	By:	/s/ Forbes I.J. Alexander
Forbes I.J. Alexander
Chief Financial Officer